UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 19, 2006

Date of Report (date of earliest event reported)

FEI COMPANY

(Exact name of Registrant as specified in its charter)

Oregon	000-22780	93-0621989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5350 NE Dawson Creek Drive Hillsboro, OR 97124
(Address of principal executive offices)

(503) 726-7500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On May 19, 2006, FEI Company (the “Company”), sold $115,000,000 in principal amount of the Company’s 2.875% Convertible Subordinated Notes due 2013 (the “Securities”), including the exercise of the Initial Purchasers’ over-allotment option. The Securities were sold pursuant to a Purchase Agreement, dated as of May 16, 2006 (the “Purchase Agreement”), by and between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Needham & Company, LLC, Thomas Weisel Partners LLC, D.A. Davidson & Co. and Merriman Curhan Ford & Co. as the initial purchasers identified therein (collectively, the “Initial Purchasers”). The Securities were issued pursuant to an Indenture, dated as of May 19, 2006 (the “Indenture”), between the Company and The Bank of New York Trust Company, N.A, as trustee.

Pursuant to the Purchase Agreement, the Securities were offered and sold to the Initial Purchasers and reoffered by the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on applicable exemptions from the registration requirements of the Securities Act.

The Initial Purchasers and their direct and indirect transferees are entitled to the benefits of a Registration Rights Agreement, dated as of May 19, 2006 (the “Registration Rights Agreement”), between the Company and the Initial Purchasers. Pursuant to the Registration Rights Agreement, the Company has agreed to register resales of the Securities under the Securities Act within a specified time or pay additional amounts to the holders of notes.

The net proceeds from the offering were approximately $111.8 million. On May 19, 2006, the Company repurchased 500,000 shares of its common stock for an aggregate purchase price of approximately $11.1 million in connection with the offering of the Securities. The Company intends to use the remaining $100.7 million for general corporate purposes, including capital expenditures, research and development, repurchase of the Company’s existing convertible subordinated notes, other stock buybacks and potential investments in and acquisitions of complementary businesses, partnerships, minority investments, products or technologies, to fund further enhancements of our operating infrastructure and for working capital.

The Securities will bear interest at 2.875% per year and will mature on June 1, 2013. Interest on the Securities will be payable on June 1 and December 1 of each year, beginning on December 1, 2006. Interest on the Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months and will accrue from May 19, 2006.

The Securities are convertible into shares of common stock of the Company at an initial conversion rate of 34.0730 shares per $1,000 principal amount of Securities, equivalent to an initial conversion price of approximately $29.35, subject to adjustment. The initial conversion price represents a premium of approximately 32.5% relative to the last reported sale price of common stock of the Company on the Nasdaq National Market of $22.15 on May 15, 2006.

Holders of the securities have the option to require FEI to repurchase the Securities in the event of a change of control of FEI or other fundamental change. The repurchase price would be 100% of the principal amount of the Securities, plus accrued and unpaid interest to, but excluding, the repurchase date.  FEI may be required to pay a make-whole premium in the form of additional shares of FEI’s common stock on notes converted in connection with a change of control or other fundamental change.  The make whole premium will be based on the trading price of FEI’s common stock on the date of the fundamental change.

The above descriptions of the Indenture, the Securities, the Purchase Agreement and the Registration Rights Agreement are summaries only and are qualified in their entirety by reference to the respective exhibits to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See disclosure under Item 1.01 of this report which is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

See disclosure under Item 2.03 of this report which is incorporated by reference in this Item 3.02.

The Company expects to receive approximately $111.8 million in proceeds after deducting the Initial Purchasers’ discount of $2.875 million and estimated offering expenses (approximately $0.325 million). The private placement was exempt from registration under the Securities Act, pursuant to Section 4(2) thereof and Rule 144A promulgated thereunder.

Item 9.01  Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of May 19, 2006, between the Company and The Bank of New York Trust Company, as trustee
4.2	Form of 2.875% Convertible Subordinated Note due 2013 (incorporated by reference to Annex A of Exhibit 4.1 to this Report)
4.3	Purchase Agreement, dated as of May 16, 2006, between FEI Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives for the Initial Purchasers
4.4

Registration Rights Agreement, dated as of May 19, 2006, among FEI Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Needham & Company, LLC, Thomas Weisel Partners LLC, D.A. Davidson & Co. and Merriman Curhan Ford & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Vice President, General Counsel and Secretary

Date: May 22, 2006

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated as of May 19, 2006, between the Company and The Bank of New York Trust Company, as trustee
4.2	Form of 2.875% Convertible Subordinated Note due 2013 (incorporated by reference to Annex A of Exhibit 4.1 to this Report)
4.3

Purchase Agreement, dated as of May 16, 2006, Purchase Agreement, dated as of May 16, 2006, between FEI Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives for the Initial Purchasers

4.4

Registration Rights Agreement, dated as of May 19, 2006, among FEI Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Needham & Company, LLC, Thomas Weisel Partners LLC, D.A. Davidson & Co. and Merriman Curhan Ford & Co.